EXHIBIT 99.2


                          SAVOIR TECHNOLOGY GROUP, INC.

                         PRO FORMA FINANCIAL STATEMENTS


         The accompanying pro forma condensed consolidated statements of operations have been derived from the historical financial statements of Savoir Technology Group, Inc. (formerly Western Micro Technology, Inc.) (the Company) and the systems distribution business of Star Management Services, Inc. (SMS) and adjust such information to give effect to the acquisition of the systems distribution business of SMS.

         The pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume that the acquisition of SMS occurred on January 1, 1996.

         The pro forma information is not necessarily indicative of the results which would actually have occurred had the transactions been in effect on the dates and for the periods indicated or which may result in the future. This pro forma information should be read in conjunction with the notes thereto and the historical financial information.

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

                          SAVOIR TECHNOLOGY GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                                         Historical
                                            ------------------------------------      Pro Forma                   Pro Forma
                                                 Savoir               SMS            Adjustments                  Combined
                                            ---------------    -----------------  ----------------             --------------

Net sales................................   $       131,697    $          76,495  $             --             $      208,192
Cost of goods sold.......................           114,389               65,226                --                    179,615
                                            ---------------    -----------------                               --------------
Gross profit.............................            17,308               11,269                --                     28,577


Selling, general and administrative
    expenses.............................            14,123                8,374             2,624   (1)               22,809
                                                                                            (2,312)  (2)
                                            ---------------    ----------------   ----------------             --------------
Operating income.........................             3,185                2,895              (312)                     5,768


Interest expense.........................               978                   81             4,995   (3)                6,054

Other (income) expense...................              (407)                  --                --                       (407)
                                            ---------------    -----------------  ----------------             --------------


Income before income taxes...............             2,614                2,814            (5,307)                       121

Provision for income taxes...............               276                  963            (1,191)  (4)                   48
                                            ---------------    -----------------  ----------------             --------------

Net income...............................   $         2,338    $           1,851  $         (4,116)            $           73
                                            ===============    =================  ================             ==============

Net income per share.....................   $          0.50                                                    $         0.01
                                            ===============                                                    ==============


Number of shares used in per share
    calculation..........................             4,663                   --               460   (5)                5,123
                                            ===============    =================  ================             ==============

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

                          SAVOIR TECHNOLOGY GROUP, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)


Note A - Acquisition:

         On September 30, 1997, Savoir Technology Group, Inc. (formerly Western Micro Technology, Inc.) (the Company) acquired all of the capital stock of Star Management Services, Inc. (SMS) for an aggregate of $42,149,535 in cash and 460,000 shares of the Company's common stock. Additional cash payments of $3,675,000 are to be paid on the first and second anniversaries of the closing. In addition, the selling stockholders can earn up to an additional $5,000,000 in cash payments based upon attainment of certain performance goals. SMS is a holding company for a family of companies including Star Data Systems, Inc. dba Sirius Computer Solutions (Sirius), a value-added distributor for high technology mid-range solutions in the IBM AS/400 and RS/6000 systems market. Sirius also sells systems directly to end-user customers as an industry remarketer. Prior to the closing of the SMS acquisition, SMS completed a split-off of the Sirius end-user business as a separate unaffiliated company. Upon acquiring SMS, the distribution arm was renamed Business Partner Solutions
(BPS). BPS became a wholly owned subsidiary of the company.

Note B - Pro Forma Periods and Entities:


         For purposes of the pro forma combined data, SMS's financial data for its fiscal year ended October 31, 1996 and its nine months ended July 31, 1997 have been combined with the Company's financial data for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997. The pro forma amounts do not include adjustments for sales that would have occurred between the distribution business of SMS and the end-user business if the spin-off of the end-user business had occurred at the beginning of each period presented. The Company has assigned no value to the agreement with IBM associated with the acquisition because: (i) the terms of the agreement can be changed by IBM with 30 days written notice; (ii) IBM may terminate the agreement upon 90 days written notice; (iii) the agreement is non-exclusive and provides for no franchise rights; (iv) IBM may withdraw its products or services at any time under the agreement; and (v) IBM may assign the agreement and any outstanding orders to any other IBM related company at any time. Sales to the end-user business and related expenses are reflected as discontinued operations in the historical financial statements. Such sales amounted to $38,722,000 and $26,629,000 for the year ended December 11, 1996 and nine months ended September 30, 1997, respectively, while the related historical cost of goods sold amounted to $36,530,000 and $25,403,000, respectively. If the IRA Agreement had been in effect since the beginning of the fiscal year 1996 (in lieu of direct sales), net sales would have amounted to an estimated $246,914,000 and $218,508,000 for the fiscal year ended December 31, 1996, and nine months ended September 30, 1997, respectively. Estimated cost of goods sold for these periods would have been $216,145,000 and $189,053,000, respectively. The difference from historical net revenue amounts is due to the elimination of sales related to product


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


lines not acquired by the Company and the effect of discounted selling prices under the IRA Agreement, while the difference in cost of goods sold is due solely to the exclusion of costs related to product lines not acquired (principally Hewlett-Packard products).


Note C - Pro Forma Adjustments:

(1) Represents amortization of goodwill and other intangibles associated with the SMS acquisition over a 20 year amortization period.


(2) Represents reduction in SMS's executive compensation costs to reflect the acquisition.


(3) Represents increase in interest expense as a result of the placement of $15,700,000 of subordinated debt and a $10,000,000 senior secured note to finance the SMS acquisition, and $7,350,000 in notes issued to the selling SMS stockholders as part of the SMS transaction.

(4) Represents tax adjustment to reflect 40% overall income tax rate applicable to pro forma results.

(5) Represents issuance of restricted common stock as consideration in SMS acquisition.

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

                          SAVOIR TECHNOLOGY GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        Historical
                                            ------------------------------------      Pro Forma                   Pro Forma
                                                 Savoir               SMS            Adjustments                  Combined
                                            ----------------   -----------------  ----------------             --------------

Net sales................................   $       121,975    $          69,904  $             --             $      191,879
Cost of goods sold.......................           102,571               61,078                --                    163,649
                                            ---------------    -----------------                               --------------
Gross profit.............................            19,404                8,826                --                     28,230


Selling, general and administrative
expenses.................................            16,205                6,230             1,968   (1)               23,803
                                                                                              (600)  (2)
                                            ----------------   -----------------  ----------------             --------------
Operating income.........................             3,199                2,596            (1,368)                     4,427


Interest expense.........................             1,532                   --             2,923   (3)                4,455

Other (income) expense...................              (362)                  --                --                       (362)
                                            ---------------    -----------------  ----------------             --------------


Income before income taxes...............             2,029                2,596            (4,291)                       334

Provision for income taxes...............               312                   --              (178)  (4)                  134
                                            ---------------    -----------------  ----------------             --------------

Net income...............................   $         1,717    $           2,596  $         (4,113)            $          200
                                            ===============    =================  ================             ==============

Net income per share.....................   $          0.33                                                    $         0.04
                                            ===============                                                    ==============


Number of shares used in per share
calculation..............................             5,212                   --               460   (5)                5,672
                                            ===============    =================  ================             ==============

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

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                   STATEMENT OF OPERATIONS FOR THE NINE MONTHS
                            ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)


(1) Represents amortization of goodwill and other intangibles associated with the SMS acquisition over a 20 year amortization period.


(2) Represents reduction in SMS's executive compensation costs to reflect the acquisition.


(3) Represents increase in interest expense as a result of the placement of $15,700,000 of subordinated debt and a $10,000,000 senior secured note to finance the SMS acquisition, and $7,350,000 in notes issued to the selling SMS stockholders as part of the SMS transaction.

(4) Represents tax adjustment to reflect 40% overall income tax rate applicable to pro forma results.

(5) Represents issuance of restricted common stock as consideration in SMS acquisition.

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